Exhibit 21.1
Subsidiaries
(as of December 31, 2021)

Subsidiary Name	Jurisdiction	DBA’s
America's PowerSports, Inc.	Delaware
APS Austin Holdings, LLC	Texas
APS of Georgetown, LLC	Delaware	RideNow Georgetown
APS of Ohio, LLC	Delaware	Powder Keg Harley-Davidson
APS of Oklahoma LLC	Delaware	Fort Thunder Harley-Davidson
APS of Texas LLC	Delaware	Central Texas Harley Davidson
APS Texas Holdings, LLC	Texas
Autosport USA, Inc.	Delaware
Bayou Motorcycles LLC	Louisiana	Baton Rouge Harley-Davidson
Hammond Harley-Davidson
BJ Motorsports, LLC	Nevada	RideNow Powersports on Boulder
C&W Motors, Inc.	Arizona	RideNow Powersports Chandler
RideNow Euro
Victory BMW
RideNow Powersports Goodyear
CMG Powersports, Inc.	Delaware
Coyote Motorsports-Allen, Ltd.	Texas	Black Gold Harley-Davidson
Coyote Motorsports-Garland, Ltd.	Texas	Dallas Harley-Davidson
DHD Allen, LLC	Texas
DHD Garland, LLC	Texas
DLV Motorcycle, LLC	Nevada	Ducati Las Vegas
East Valley Motorcycles, LLC	Arizona	Chandler Harley-Davidson
ECHD Motorcycles, LLC	California	El Cajon Harley-Davidson
Fort Thunder 355 Holdings, Inc.	Delaware
Fun Center 355 Holdings, Inc.	Delaware
Georgetown 355 Holdings, Inc.	Delaware
Glendale Motorcycles, LLC	Arizona	Arrowhead Harley-Davidson
Roadrunner Harley-Davidson
INDTUC, LLC	Arizona	Indian Motorcycle Tucson
IOT Motorcycles, LLC	Arizona	Sin City Indian Motorcycle
J.J.B. Properties, LLC	Arizona	RideNow Powersports Surprise
Metro Motorcycle, Inc.	Arizona	RideNow Powersports Peoria
Indian Motorcycle of Peoria
NextGen Pro, LLC	Delaware
North County 355 Holdings, Inc.	Delaware
Powder Keg 355 Holdings, Inc.	Delaware

Subsidiary Name	Jurisdiction	DBA’s
RHND Ocala, LLC	Florida	War Horse Harley-Davidson
Ride Now 5 Allen, LLC	Texas	RideNow Powersports Forney
Ride Now, LLC	Nevada	RideNow Powersports on Rancho I
RideNow Powersports on Rancho II
Ride Now-Carolina, LLC	North Carolina	RideNow Powersports Concord
Indian Motorcycle Concord
Ride USA, L.L.C.	Florida	RideNow Powersports Ocala
Indian Motorcycle of Ocala
RMBL Express, LLC	Delaware

RMBL Missouri, LLC	Delaware
RMBL Texas, LLC	Delaware
RN Tri-Cities, LLC	Washington	Rattlesnake Mountain Harley-Davidson
RideNow Powersports Tri-Cities
RN-Gainesville, LLC	Florida	RideNow Powersports Gainesville
RNAJ, LLC	Arizona	RideNow Powersports Apache Junction
RNKC LLC	Kansas	Indian Motorcycle of Kansas City
Triumph Kansas City
RNMC Daytona, LLC	Florida	Indian Motorcycle Daytona Beach
RideNow Daytona Beach
RO Fairwinds, LLC	Florida	RieNow Beach Boulevard
ROF SPV I, LLC	Delaware
RumbleOn Dealers, Inc.	Delaware
RumbleOn Finance, LLC	Nevada
RumbleOn Tennessee, LLC	Delaware
San Diego House of Motorcycles, LLC	California	RideNow SoCal
TC Motorcycles, LLC	Florida	RideNow Jacksonville
Top Cat Enterprises, LLC	Arizona	RideNow Powersports on Ina
Tucson Motorcycles, Inc.	Arizona	Harley-Davidson of Tucson
Old Pueblo Harley-Davidson
Tucson Motorsports Inc.	Arizona	RideNow Powersports Tucson
Wholesale Express, LLC	Tennessee
Wholesale, Inc.	Tennessee
Woods Fun Center, LLC	Texas	RideNow Austin
BMW Motorcycles of Austin
YSA Motorsports, LLC	Arizona	Ridenow Powersports Phoenix
Team RumbleOn, LLC	Nevada